Exhibit 99.02

Southern Company
Financial Highlights
 (In Millions of Dollars Except Earnings Per Share)

	Three Months Ended September		Year-to-Date September
	2010	2009	2010	2009
Consolidated Earnings–As Reported
(See Notes)
Traditional Operating Companies	$756	$726	$1,713	$1,449
Southern Power	62	67	106	126
Total	818	793	1,819	1,575
Parent Company and Other	(1)	(3)	3	(181)
Net Income–As Reported	$817	$790	$1,822	$1,394

Basic Earnings Per Share -	$0.98	$0.99	$2.20	$1.77

Average Shares Outstanding (in millions)	836	798	829	790
End of Period Shares Outstanding (in millions)			839	801

	Three Months Ended September		Year-to-Date September
	2010	2009	2010	2009
Consolidated Earnings–Excluding Items
(See Notes)
Net Income–As Reported	$817	$790	$1,822	$1,394
MC Asset Recovery Litigation Settlement	-	-	-	202
Net Income–Excluding Items	$817	$790	$1,822	$1,596

Basic Earnings Per Share–Excluding Items	$0.98	$0.99	$2.20	$2.02

Notes
-  For the three months and nine months ended September 30, 2010 and 2009, dilution does not change basic earnings per share by more than 1 cent and is not material.

-  The charge related to Southern Company's MC Asset Recovery litigation settlement significantly impacted the presentation of earnings and earnings per share for the nine months ended September 30, 2009, and significant charges related to the Mirant spin-off are not expected to occur in the future.

-  Certain prior year data has been reclassified to conform with current year presentation.

-  Information contained in this report is subject to audit and adjustments.  Certain classifications may be different from final results published in the Form 10-Q.